Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Third Quarter 2022

GAAP net revenue increased 5% to $903.3 million

GAAP net income per diluted share was $1.24

GAAP net cash provided by operating activities for the nine-months ended December 31, 2021 was $19.2 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the nine-months ended December 31, 2021 was
$278.9 million

Net Bookings grew 6% to $866.1 million

Company again raises its Net Bookings outlook for fiscal year 2022 to $3.37 billion to $3.42 billion

New York, NY – February 7, 2022 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for the third quarter of its fiscal year 2022, ended December 31, 2021. In addition, the Company raised its outlook for the fiscal year 2022, ending March 31, 2022, and provided its initial outlook for the fourth quarter of its fiscal year 2022, ending March 31, 2022. For further information, please see the third quarter fiscal 2022 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Third Quarter Fiscal 2022 Financial Highlights

GAAP net revenue increased 5% to $903.3 million, as compared to $860.9 million in last year’s fiscal third quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) was relatively flat and accounted for 61% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 7% to $795.7 million, as compared to $743.1 million in last year’s fiscal third quarter, and accounted for 88% of total

GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K22 and NBA 2K21; Grand Theft Auto® Online and Grand Theft Auto V; Grand Theft Auto: The Trilogy - The Definitive Edition; Red Dead Redemption® 2 and Red Dead Online; Grand Theft Auto: San Andreas; Borderlands® 3; and Two Dots®.

GAAP net income was $144.5 million, or $1.24 per diluted share, as compared to $182.2 million, or $1.57 per diluted share, for the comparable period last year.

During the nine month-period ended December 31, 2021, GAAP net cash provided by operating activities was $19.2 million, as compared to $787.7 million in the same period last year. During the nine month-period ended December 31, 2021, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $278.9 million, as compared to $854.3 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of December 31, 2021, the Company had cash and short-term investments of $2.5 billion.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended December 31, 2021
		Financial Data
	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization and impairment of acquired intangibles	Business acquisition	Gain on long-term investments, net
Net revenue	$903,252	(37,129)
Cost of goods sold	350,379	5,060	(9,445)		(12,485)
Gross profit	552,873	(42,189)	9,445		12,485
Operating expenses	398,767		(36,899)	(123)	(2,745)	(13,976)
Income from operations	154,106	(42,189)	46,344	123	15,230	13,976
Interest and other, net	(5,629)	1,039
Gain on long-term investments, net	3,662						(3,662)
Income before income taxes	152,139	(41,150)	46,344	123	15,230	13,976	(3,662)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.7 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal third quarter 2022, total Net Bookings grew 6% to $866.1 million, as compared to $814.3 million during last year’s fiscal third quarter. Net Bookings from recurrent consumer spending grew 2% and accounted for 57% of total Net Bookings. Digitally-delivered Net Bookings were up 12% to $762.3 million, as compared to $679.0 million in last year’s fiscal third quarter, and accounted for 88% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K22; Grand Theft Auto Online and Grand Theft Auto V; Grand Theft Auto: The Trilogy - The Definitive Edition; Red Dead Redemption 2 and Red Dead Online; Top Eleven®; Grand Theft Auto: San Andreas; and Borderlands 3.

Catalog accounted for $581.3 million of Net Bookings led by Grand Theft Auto, Red Dead Redemption, Borderlands, Top Eleven, NBA 2K, the WWE® series, and Two Dots.

Management Comments

“Our third quarter performance was outstanding, highlighted by Net Bookings of $866 million, which exceeded our expectations and increased 6% over last year,” said Strauss Zelnick, Chairman and CEO of Take-Two. “Fiscal 2022 is shaping up to be another strong year for Take-Two, and we are once again raising our Net Bookings guidance for the year to $3.37 billion to $3.42 billion.

“We remain highly optimistic about the future of the interactive entertainment industry and our multi-year growth trajectory. From investing in talent to acquiring some of the industry's leading creative studios and announcing our transformational agreement to combine with Zynga, we are taking exciting steps to diversify our business, gain market share and enhance our positioning as one of the world's top three pure-play publishers of interactive entertainment. Together with our incredible pipeline of new intellectual properties and eagerly anticipated sequels, we are confident that we are positioning our business for long-term success and shareholder value creation."

COVID-19 Update

At Take-Two, our number one priority has remained the health and safety of our employees and their families. We are taking a prudent approach relating to our return to office cadence and planning. Some of our offices are open, and we plan for the majority of our offices to reopen in the coming weeks. Given the evolving dynamics of the COVID-19 pandemic, we are strictly following protocols from local governments and health officials to ensure that we are adhering to their safety standards.

Due to the shelter-in-place orders that began in calendar year 2020, we experienced heightened levels of engagement and Net Bookings growth during our fiscal 2021 period. As the return to normalcy continues to unfold, the impact to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Cautionary Note Regarding Forward-Looking Statements” in this release and in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Business and Product Highlights

Since October 1, 2021:

Take-Two:
•On January 9th, entered into a definitive agreement, under which Take-Two will acquire all of the outstanding shares of Zynga in a cash and stock transaction valued at $9.861 per Zynga share, based on the market close as of January 7, 2022, with a total enterprise value of approximately $12.7 billion. Under the terms and subject to the conditions of the agreement, Zynga stockholders will receive $3.50 in cash and $6.361 in shares of Take-Two common stock for each share of Zynga common stock outstanding at the closing of the transaction. The transaction, which is expected to be completed during the first quarter of Take-Two’s Fiscal Year 2023, ending June 30, 2022, is subject to the approval of both Take-Two and Zynga stockholders and the satisfaction of customary closing conditions, including applicable regulatory approvals.

Rockstar Games:
•On November 11th, Rockstar Games launched digitally Grand Theft Auto: The Trilogy – The Definitive Edition featuring across-the-board upgrades for all three games, including graphical improvements and modern controls for all three titles, while still maintaining the classic and distinct aesthetic of the original games. Grand Theft Auto: The Trilogy – The Definitive Edition launched physically for consoles on December 17th and will release for iOS and Android devices in the first half of calendar 2022.
•Released new free content updates for Grand Theft Auto Online:
◦Rockstar Games continued to provide an array of free content for their vast and growing online communities. To celebrate Halloween, Grand Theft Auto Online added a series of random events to shock and surprise players, including driverless phantom killer cars, superhuman slashers, UFOs that bend the laws of physics, and more, including bonuses on Alien Survival modes, and a new Arcade game.
◦On December 15th, launched The Contract, an all-new Grand Theft Auto Online story as players, whether solo or in a group, team up with returning Grand Theft Auto V protagonist Franklin Clinton and track down missing new music from Grammy-Award winning artist, legendary producer and this year's Super Bowl half-time show headliner, Dr. Dre. The update also features new co-op story missions with Franklin and sidekick Lamar Davis as playable characters; a new social space - Record A Studios - where players can hang out with Dr. Dre and special guests; a new radio station hosted by global pop stars ROSALÍA and Arca called Motomami Los Santos, named after ROSALÍA’s forthcoming album; new updates to two existing radio stations from L.A. DJ royalty, DJ Pooh and Big Boy; six exclusive new tracks by Dr. Dre which officially released to streaming services this past Friday; and new purchasable properties, vehicles, and more.
•Throughout the quarter, Red Dead Online received a series of updates, including the fourth installment of The Quick Draw Club and holiday-themed content including All Hallows' Call to Arms, The Halloween Pass 2, and the Holiday Call to Arms.
•On March 15th, Rockstar Games will launch Grand Theft Auto V for PlayStation 5 and Xbox Series X|S, bringing the blockbuster entertainment experience to an unprecedented third console generation. This new release features new graphics modes with up to 4K resolution, up to 60 frames per second, texture and draw distance upgrades, HDR options and ray-tracing, as well as faster loading times, immersive 3D audio, platform-specific features and much more. Also coming in March is the standalone version of Grand Theft Auto Online, which will be free on PlayStation 5 for the first three months, enabling new players to join the thriving community on the latest hardware for new-generation consoles.

2K:
•On November 9th, acquired elite3d, one of the world’s leading creative studios dedicated to innovative 2D and 3D artwork for the video game industry. Based in Valencia, Spain, the newly acquired team will rebrand to form a second office for 2K's wholly owned developer 31st Union and will also develop a new 2K Publishing location, including a focus on its Global Services division. 2K also acquired TURIA GAMES, S.L. in Valencia, a development studio co-owned by the founders of elite3d. Financial terms and employment numbers related to the acquisition were not disclosed.
•Launched Seasons 2, 3 and 4 for NBA 2K22, with each Season featuring new music, new content, and seasonal updates across MyCAREER, MyTEAM, and The W modes.
•On October 19th, launched the NBA 2K22 Arcade Edition on Apple Arcade. The game offers the all-new Association mode, where players can be the GM or Head Coach of their favorite NBA Franchises and build their own NBA dream teams, as well as other popular modes including MyCOURT, Online Multiplayer, and MyCAREER.
•In anticipation of its early March release, 2K announced that Rey Mysterio® will star on the cover of WWE 2K22 in celebration of his 20th anniversary as a WWE Superstar. WWE 2K22 offers exciting new features and innovation to establish the title as the most impressive WWE 2K experience to date. Updates include a redesigned gameplay engine, new controls, stunning graphics, immersive presentation, a new WWE 2K Showcase, new fan-requested game modes including MyGM and MyFACTION, as well as MyRISE, Universe Mode, and the Creation Suite.
•On November 17th, 2K launched WWE SuperCard Season 8, offering the new Survivor game mode, three new card tiers, a slew of new WWE Superstars, and multiple gameplay upgrades.
•On October 14th, 2K and HB Studios launched the PGA TOUR 2K21 Baller Edition, which includes the base game, all previously released DLC courses and game modes, an assortment of the hottest gear from Clubhouse Pass Season One, holiday gear, novelty putters, and the Golden Touch Pack featuring a gold putter and driver. The Baller Edition also features the 2K/adidas CODECHAOS MyPLAYER Pack featuring adidas CODECHAOS BOA® golf shoes and custom 2K/adidas gear, including a sport performance polo, Ultimate365 pants, and tour hat, designed by adidas Golf exclusively for PGA TOUR 2K21.
•On November 12th, 2K and Gearbox released the Borderlands 3 Ultimate Edition in physical disc form for PlayStation 5 and Xbox Series X. The offering is optimized to take full advantage of the new-gen hardware's processing power, and includes the award-winning base game plus all six content add-ons and the full collection of bonus cosmetic packs.
•On November 18th, 2K and Gearbox released Vault Card 3: Bunker Masters for Borderlands 3, the final of three Vault Cards included in the Director's Cut add-on. The release included new fantasy-themed cosmetic items and powerful Legendary loot, driving further excitement for the similarly fantasy-fueled Tiny Tina’s Wonderlands coming March 25, 2022.
•On November 9th, 2K and Gearbox Software launched Tiny Tina’s Assault on Dragon Keep™: A Wonderlands One-Shot Adventure as a standalone purchase. This release laid positive groundwork for the upcoming launch of Tiny Tina’s Wonderlands.
•In December 2021, members of the all-star celebrity cast of Tiny Tina’s Wonderlands appeared on stage at The Game Awards to introduce the game’s trailer. Additionally, 2K and Gearbox Software provided players with a slew of new gameplay information, including the reveal of new classes, fantastical new environments, fresh details on guns and damage types, and much more.

Private Division:
•On November 15th, acquired Roll7, a London based BAFTA award-winning video game developer best known for the OlliOlli Series. The studio is preparing for the release of OlliOlli World and has additional unannounced projects in development. Private Division will support these future endeavors and empower Roll7 to continue creating their signature “flow-state gaming” experiences to achieve commercial and critical success.
•On February 8th, Roll7 and Private Division will launch OlliOlli World, the skateboarding action-platformer digitally for PlayStation 4, PlayStation 5, Xbox One, Xbox Series X|S, PC via Steam and Nintendo Switch. OlliOlli World marks a bold new direction for the OlliOlli franchise and has received much critical praise for the unique art style and tight gameplay mechanics. Reviews for the game have been positive, with multiple sites denoting the title as a “Recommended”2 or “Essential”3 purchase, stellar review scores from many major outlets4, and the game currently earning an 85 on OpenCritic5 and 84 on Metacritic5 respectively. The game comes with diverse and rich customization options, allowing players to be whoever they want to be; body type, skin tone, and hair are all customizable.

T2 Mobile Games:
•On October 11th, Nordeus released Top Eleven 2022, the latest installment of their mobile title that is the world’s most successful soccer management game of all time. Top Eleven 2022 delivers significant updates to the gameplay and soccer management experience.

1 Within a 7.5% symmetrical collar based on a Take-Two share price of $169.19 as the midpoint.
2 Game earned Polygon Recommends.
3 Eurogamer’s “Essential” award.
4 IGN 9/10, GameSpot 9/10, Digital Trends 4.5/5.
5 Score as of February 3, 2022.

Outlook for Fiscal 2022

Take-Two is raising its outlook for the fiscal year ending March 31, 2022 and providing its initial outlook for its fiscal fourth quarter ending March 31, 2022:

Fiscal Year Ending March 31, 2022

•GAAP net revenue is expected to range from $3.41 to $3.46 billion
•GAAP net income is expected to range from $361 to $373 million
•GAAP diluted net income per share is expected to range from $3.10 to $3.20
•Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.6 million (1)
•Net cash provided by operating activities is expected to be over $340 million
•Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $400 million (2)
•Capital expenditures are expected to be approximately $170 million
•Net Bookings (operational metric) are expected to range from $3.37 to $3.42 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2022
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Gain on long-term investments, net	Amortization and impairment of acquired intangibles	Reorganization & acquisition
Net revenue	$3,410 to $3,460	$(40)
Cost of goods sold	$1,517 to $1,543		$(39)		$(51)
Operating expenses	$1,481 to $1,491		$(139)		$(11)	$(51)
Interest and other, net	$3	$(1)		$6		$(4)
Income before income taxes	$409 to $423	$(39)	$178	$(6)	$62	$55

Fourth Quarter Ending March 31, 2022

•GAAP net revenue is expected to range from $835 to $885 million
•GAAP net income is expected to range from $53 to $65 million
•GAAP diluted net income per share is expected to range from $0.46 to $0.56
•Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.6 million (4)
•Net Bookings (operational metric) are expected to range from $808 to $858 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending March 31, 2022
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of intangible assets	Reorganization & Acquisition
Net revenue	$835 to $885	$(27)
Cost of goods sold	$380 to $406	$(6)	$(8)	$(12)
Operating expenses	$389 to $399		$(29)	$(1)	$(11)
Interest and other, net	$2				$(4)
Income before income taxes	$64 to $78	$(21)	$37	$13	$15

1)Includes 115.5 million basic shares and 1.1 million shares representing the potential dilution from unvested employee stock grants.
2)Adjusted for changes in restricted cash.
3)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
4)Includes 115.4 million basic shares and 1.2 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below. The Company's outlook does not take into account the potential acquisition of Zynga.

Product Releases

The following have been released since October 1, 2021:

Label	Product	Platforms	Release Date
2K	Mafia III: Definitive Edition	Stadia	October 1, 2021
Nordeus	Top Eleven 2022	iOs, Android	October 11, 2021
2K	PGA TOUR 2K21 Baller Edition	PS4, Xbox One, PC	October 14, 2021
2K	NBA 2K22 Arcade Edition	Apple Arcade	October 19, 2021
2K	Tiny Tina's Assault on Dragon Keep (standalone)	PS4, PS5, Xbox One, Xbox Series X|S, PC	November 9, 2021
Rockstar Games	Grand Theft Auto: The Trilogy – The Definitive Edition (digital release)	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch	November 11, 2021
2K	Borderlands 3 Ultimate Edition (physical only)	PS5, Xbox Series X	November 12, 2021
Rockstar Games	Grand Theft Auto Online: The Contract	PS4, Xbox One, PC	December 15, 2021
Rockstar Games	Grand Theft Auto: The Trilogy – The Definitive Edition (physical release)	PS4, Xbox One, Xbox Series X	December 17, 2021

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
Private Division	OlliOlli World (digital only)	PS4, PS5, Xbox One, Xbox Series X|S, Switch, PC	February 8, 2022
Rockstar Games	Grand Theft Auto: The Trilogy – The Definitive Edition	Switch (physical only)	February 11, 2022 (U.S. release date; other region release dates may vary)
2K	WWE 2K22	PS4, PS5, Xbox One, Xbox Series X|S, PC	March 11, 2022
Rockstar Games	Grand Theft Auto V for PlayStation 5 and XBox Series X|S	PS5, Xbox Series X|S	March 15, 2022
Rockstar Games	Grand Theft Auto Online – Standalone	PS5, Xbox Series X|S	March 15, 2022
2K	Tiny Tina's Wonderlands	PS4, PS5, Xbox One, Xbox Series X|S, PC	March 25, 2022
Rockstar Games	Grand Theft Auto: The Trilogy — The Definitive Edition (mobile release)	iOS, Android	First Half of Calendar 2022
2K	Marvel's Midnight Suns	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch	Fall 2022 (Fiscal 2023)
Private Division	Kerbal Space Program 2	PS4, PS5, Xbox One, Xbox Series X|S, PC	Fiscal 2023

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.
This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended December 31, 2021.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and T2 Mobile Games. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our pending acquisition of Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Net revenue	$903,252	$860,889	$2,574,796	$2,533,341
Cost of goods sold:
Internal royalties	172,766	137,657	477,730	479,524
Software development costs and royalties	43,057	83,514	274,963	374,332
Licenses	61,507	57,917	198,041	206,880
Product costs	73,049	67,156	186,042	194,702
Total cost of goods sold	350,379	346,244	1,136,776	1,255,438
Gross profit	552,873	514,645	1,438,020	1,277,903
Selling and marketing	135,286	139,906	375,159	338,376
General and administrative	130,706	98,624	362,484	292,230
Research and development	116,656	86,428	310,458	233,752
Depreciation and amortization	15,996	14,007	44,642	40,116
Business reorganization	123	(377)	546	(138)
Total operating expenses	398,767	338,588	1,093,289	904,336
Income from operations	154,106	176,057	344,731	373,567
Interest and other, net	(5,629)	1,098	(7,228)	12,022
Gain on long-term investments, net	3,662	39,291	6,054	38,636
Income before income taxes	152,139	216,446	343,557	424,225
Provision for income taxes	7,642	34,198	36,507	54,151
Net income	$144,497	$182,248	$307,050	$370,074

Earnings per share:
Basic earnings per share	$1.25	$1.58	$2.66	$3.23
Diluted earnings per share	$1.24	$1.57	$2.63	$3.2
Weighted average shares outstanding
Basic	115,269	115,004	115,572	114,436
Diluted	116,708	116,117	116,810	115,573
Computation of Basic EPS:
Net income	$144,497	$182,248	$307,050	$370,074
Weighted average shares outstanding - basic	115,269	115,004	115,572	114,436
Basic earnings per share	$1.25	$1.58	$2.66	$3.23
Computation of Diluted EPS:
Net income	$144,497	$182,248	$307,050	$370,074
Weighed average shares outstanding - basic	115,269	115,004	115,572	114,436
Add: dilutive effect of common stock equivalents	1,439	1,113	1,238	1,137
Weighted average common shares outstanding - diluted	116,708	116,117	116,810	115,573
Diluted earnings per share	$1.24	$1.57	$2.63	$3.20

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$986,741	$1,422,884
Short-term investments	1,479,013	1,308,692
Restricted cash and cash equivalents	267,010	538,822
Accounts receivable, net of allowances of $350 and $350 at December 31, 2021 and March 31, 2021, respectively	647,907	552,762
Inventory	11,678	17,742
Software development costs and licenses	47,576	43,443
Deferred cost of goods sold	15,369	15,524
Prepaid expenses and other	249,719	320,646
Total current assets	3,705,013	4,220,515

Fixed assets, net	235,957	149,364
Right-of-use assets	212,491	164,763
Software development costs and licenses, net of current portion	737,935	490,892
Goodwill	679,997	535,306
Other intangibles, net	274,297	121,591
Deferred tax assets	77,721	90,206
Long-term restricted cash and cash equivalents	103,445	98,541
Other assets	331,097	157,040
Total assets	$6,357,953	$6,028,218

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$100,720	$71,001
Accrued expenses and other current liabilities	1,026,246	1,204,090
Deferred revenue	910,899	928,029
Lease liabilities	34,480	31,595
Total current liabilities	2,072,345	2,234,715
Non-current deferred revenue	68,218	37,302
Non-current lease liabilities	209,646	159,671
Non-current software development royalties	113,991	110,127
Other long-term liabilities	228,016	154,511
Total liabilities	2,692,216	2,696,326
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000 shares authorized; no shares issued and outstanding at December 31, 2021 and March 31, 2021	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 139,007 and 137,584 shares issued and 115,326 and 115,163 outstanding at December 31, 2021 and March 31, 2021, respectively	1,391	1,376
Additional paid-in capital	2,541,492	2,288,781
Treasury stock, at cost; 23,681 and 22,421 common shares at December 31, 2021 and March 31, 2021, respectively	(1,020,584)	(820,572)
Retained earnings	2,178,021	1,870,971
Accumulated other comprehensive loss	(34,583)	(8,664)
Total stockholders' equity	$3,665,737	$3,331,892
Total liabilities and stockholders' equity	$6,357,953	$6,028,218

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended December 31,
	2021	2020
Operating activities:
Net income	$307,050	$370,074
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software development costs and licenses	112,117	113,392
Impairment of software development costs and licenses	65,689	—
Depreciation	44,732	40,790
Amortization and impairment of intellectual property	49,506	22,006
Stock-based compensation	142,540	139,835
Gain on long-term investments	(6,054)	(40,588)
Other, net	12,200	(89)
Changes in assets and liabilities:
Accounts receivable	(85,788)	19,544
Inventory	5,929	(6,452)
Software development costs and licenses	(376,455)	(144,951)
Prepaid expenses and other assets	(123,709)	(49,321)
Deferred revenue	10,615	208,182
Deferred cost of goods sold	126	463
Accounts payable, accrued expenses and other liabilities	(139,337)	114,776
Net cash provided by operating activities	19,161	787,661
Investing activities:
Change in bank time deposits	(43,921)	73,000
Proceeds from available-for-sale securities	494,919	363,628
Purchases of available-for-sale securities	(632,530)	(563,815)
Purchases of fixed assets	(133,392)	(40,207)
Proceeds from sale of long-term investment	—	22,472
Purchases of long-term investments	(8,650)	(16,452)
Business acquisitions	(157,291)	(79,525)
Other	1,100	—
Net cash used in investing activities	(479,765)	(240,899)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(59,131)	(60,586)
Issuance of common stock	19,658	14,215
Loan repayment	(235)	—
Repurchase of common stock	(200,012)	—
Net cash used in financing activities	(239,720)	(46,371)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(2,727)	19,006
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(703,051)	519,397
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	2,060,247	1,993,392
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$1,357,196	$2,512,789

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$534,869	59.2%	$528,324	61.4%
International	368,383	40.8%	332,565	38.6%
Total net revenue	$903,252	100.0%	$860,889	100.0%

Net Bookings by geographic region
United States	$504,357	58.2%	$491,530	60.4%
International	361,766	41.8%	322,752	39.6%
Total Net Bookings	$866,123	100.0%	$814,282	100.0%

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$795,715	88.1%	$743,141	86.3%
Physical retail and other	107,537	11.9%	117,748	13.7%
Total net revenue	$903,252	100.0%	$860,889	100.0%

Net Bookings by distribution channel
Digital online	$762,327	88.0%	$679,043	83.4%
Physical retail and other	103,796	12.0%	135,239	16.6%
Total Net Bookings	$866,123	100.0%	$814,282	100.0%

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$665,535	74.7%	$656,079	76.2%
PC and other	133,907	14.8%	135,565	15.7%
Mobile	103,810	10.5%	69,245	8.0%
Total net revenue	$903,252	100.0%	$860,889	100.0%

Net Bookings by platform mix
Console	$622,377	71.9%	$602,860	74.0%
PC and other	135,557	15.7%	136,184	16.7%
Mobile	108,189	12.5%	75,238	9.2%
Total Net Bookings	866,123	100.0%	$814,282	100.0%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Nine Months Ended December 31, 2021		Nine Months Ended December 31, 2020
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$1,542,975	59.9%	$1,502,397	59.3%
International	1,031,821	40.1%	1,030,944	40.7%
Total net revenue	$2,574,796	100.0%	$2,533,341	100.0%

Net Bookings by geographic region
United States	$1,526,916	59.6%	$1,691,457	61.1%
International	1,035,489	40.4%	1,076,609	38.9%
Total Net Bookings	$2,562,405	100.0%	$2,768,066	100.0%

	Nine Months Ended December 31, 2021		Nine Months Ended December 31, 2020
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$2,315,618	89.9%	$2,204,401	87.0%
Physical retail and other	259,178	10.1%	328,940	13.0%
Total net revenue	$2,574,796	100.0%	$2,533,341	100.0%

Net Bookings by distribution channel
Digital online	$2,318,770	90.5%	$2,409,672	87.1%
Physical retail and other	243,635	9.5%	358,394	12.9%
Total Net Bookings	$2,562,405	100.0%	$2,768,066	100.0%

	Nine Months Ended December 31, 2021		Nine Months Ended December 31, 2020
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$1,864,058	72.4%	$1,909,033	75.4%
PC and other	409,554	15.9%	439,511	17.3%
Mobile	301,184	11.7%	184,797	7.3%
Total net revenue	$2,574,796	100.0%	$2,533,341	100.0%

Net Bookings by platform mix
Console	$1,838,242	71.7%	$2,087,109	75.4%
PC and other	420,254	16.4%	475,941	17.2%
Mobile	303,909	11.9%	205,016	8.4%
Total Net Bookings	$2,562,405	100.0%	$2,768,066	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)

Three Months Ended December 31, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$903,252	$172,766	$43,057	$61,507	$73,049	$135,286
Net effect from deferred revenue and related cost of goods sold	(37,129)		2,586	(194)	2,668
Stock-based compensation			(9,445)			(7,189)
Amortization and impairment of acquired intangibles			(12,485)			(800)

Three Months Ended December 31, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$130,706	$116,656	$15,996	$123	$(5,629)	$3,662
Net effect from deferred revenue and related cost of goods sold					1,039
Stock-based compensation	(16,478)	(13,232)
Amortization and impairment of acquired intangibles		(1,614)	(331)
Impact of business reorganization				(123)
Acquisition related expenses	(13,976)
Gain on long-term investments, net						(3,662)

Three Months Ended December 31, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$860,889	$137,657	$83,514	$57,917	$67,156	$139,906
Net effect from deferred revenue and related cost of goods sold	(46,607)		1,240	4,617	3,991
Stock-based compensation			(13,100)			(4,131)
Amortization and impairment of acquired intangibles			(6,428)			(1,550)

Three Months Ended December 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$98,624	$86,428	$14,007	$(377)	$1,098	$39,291
Net effect from deferred revenue and related cost of goods sold					(2,874)
Stock-based compensation	(15,538)	(8,347)
Amortization and impairment of acquired intangibles		(1,708)	(236)
Impact of business reorganization				377
Acquisition related expenses	(3,427)
Gain on long-term investments						(39,291)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)
Nine Months Ended December 31, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$2,574,796	$477,730	$274,963	$198,041	$186,042	$375,159
Net effect from deferred revenue and related cost of goods sold	(12,391)		6,166	199	(83)
Stock-based compensation			(31,831)			(22,356)
Amortization and impairment of acquired intangibles			(37,581)			(4,450)

Nine Months Ended December 31, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$362,484	$310,458	$44,642	$546	$(7,228)	$6,054
Net effect from deferred revenue and related cost of goods sold					1,364
Stock-based compensation	(50,341)	(38,012)
Amortization and impairment of acquired intangibles		(4,964)	(1,037)
Impact of business reorganization				(546)
Acquisition related expenses	(39,530)
Gain on long-term investments, net						(6,054)
Nine Months Ended December 31, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$2,533,341	$479,524	$374,332	$206,880	$194,702	$338,376
Net effect from deferred revenue and related cost of goods sold	234,723		21,499	173	403
Stock-based compensation			(61,529)			(13,298)
Amortization and impairment of acquired intangibles			(14,122)			(2067)

Nine Months Ended December 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$292,230	$233,752	$40,116	$(138)	$12,022	$38,636
Net effect from deferred revenue and related cost of goods sold					(5,300)
Stock-based compensation	(42,568)	(22,440)
Amortization and impairment of acquired intangibles		(4,945)	(519)
Impact of business reorganization				138
Acquisition related expenses	(5,939)
Gain on long-term investments						(38,636)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in thousands)

	Nine Months Ended December 31,
	2021	2020
Net cash from operating activities	$19,161	$787,661
Net change in Restricted cash (1)	259,777	66,671
Adjusted Unrestricted Operating Cash Flow	$278,938	$854,332

	Nine Months Ended December 31,
	2021	2020
Restricted cash beginning of period	$637,363	$635,728
Restricted cash end of period	370,455	862,957
Restricted cash related to acquisitions	7,131	293,900
(1) Net change in Restricted cash	$259,777	$66,671